As filed with the Securities and Exchange Commission on April 9, 1997
                                                   Registration No. 333-_____


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933


                         INTELLIGENT DECISION SYSTEMS, INC.
                 (Exact name of registrant as specified in charter)

      Delaware                                        38-3286394
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)



2025 E. Beltline Ave., S.E. Ste 400              Mark A. Babin, President
Grand Rapids, Michigan 49546              2025 E. Beltline Ave., S.E., Suite 400
      (616) 285-5830                           Grand Rapids, Michigan 49546
(Address and telephone number of                    (616) 285-5830
registrant's principal executive
offices and principal place             (Name, address, and telephone number of
of business)                            agent for service)



                                   Copies to:
                        Christopher J. Littlefield, Esq.
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-0001
                                 (602) 382-6323

             EMPLOYMENT AND NON-STATUTORY STOCK OPTION AGREEMENTS OF
                  EUGENE FEHER, JON PREISER AND SCOTT PREISER
                              (Full Title of the Plan)





Title of Each Class                  Proposed Maximum    Proposed Maximum        Amount of
  of Securities      Amount Being        Offering       Aggregate Offering      Registration
Being Registered      Registered     Price Per Share(2)      Price(2)               Fee
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

Common Stock(1)       162,825          $.97                 $157,940              $48.00
---------------------------------------------------------------------------------------------


(1) The securities registered hereunder are shares of the registrant's common stock, $.001 par value. 120,000 shares are issuable upon the exercise of options granted pursuant to non-statutory stock option agreements and 42,825 shares were issued pursuant to employment agreements and are being registered for resale hereunder.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on April 7, 1997.


                                                       Exhibit Index on Page 22
                                                                   Page 1 of 61

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     This Registration Statement on Form S-8 relates to 42,825 shares of the registrant's common stock that have been issued to Eugene Feher, Jon Preiser and Scott Preiser pursuant to their respective employment agreements with the registrant. A prospectus with respect to the resale of such shares by Messrs. Feher, Preiser and Preiser is set forth herein on pages 3 through 17.

     This Registration Statement also relates to the issuance of up to 120,000 shares of the Registrant's common stock upon the exercise of stock options granted to Messrs. Feher, Preiser and Preiser pursuant to their respective non-statutory stock option agreements. The documents containing the information specified in Part I, Items 1 and 2, with respect to these shares will be delivered to Messrs. Feher, Preiser and Preiser in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended.

                                   PROSPECTUS

                           FOR UP TO 42,825 SHARES

                                 OF COMMON STOCK

                       INTELLIGENT DECISION SYSTEMS, INC.

                 To Be Offered by Several Holders of the Common
                  Stock of Intelligent Decision Systems, Inc.

     This Prospectus relates to the resale by certain selling securityholders (the "Selling Securityholders") an aggregate of up to 42,825 shares of Common Stock, $.001 par value per share ("Common Stock"), of Intelligent Decision Systems, Inc., a Delaware corporation (the "Company"), that were previously acquired by the Selling Securityholders.

     The shares of Common Stock registered for resale hereby have been registered pursuant to the Company's obligations contained in written agreements with certain of the Selling Securityholders. The Selling Securityholders may elect to sell all, a portion or none of the Common Stock offered by them hereunder. The amount of shares of common stock to be sold hereunder by any Selling Securityholder, and any other person with whom he is acting in concert for the purpose of selling securities of the registrant, cannot exceed during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the "Securities Act")

     The Common Stock is traded under the symbol "IDSI" in the over-the-counter market on the "OTC Electronic Bulletin Board" operated by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board"). On April 7, 1997, the low "bid" and high "asked" prices for the Common Stock were $.9375 and $1.00, respectively.

     The Selling Securityholders may sell the Common Stock from time to time in underwritten public offerings, in transactions pursuant to Rule 144 under the Securities Act, in privately negotiated transactions, in ordinary brokers' transactions through the facilities of Nasdaq or otherwise, at market prices prevailing at the time of such sale, at prices relating to such prevailing market prices, or at negotiated prices. The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Securityholders. The net proceeds to the Selling Securityholders will be the proceeds received by such Selling Securityholders upon such sales, less brokerage commissions. All expenses incurred in connection with the registration of the Common Stock, other than any underwriting or brokerage discounts, commissions and selling expenses with respect to the Common Stock being sold by the Selling Securityholders, will be borne by the Company. See "Plan of Distribution" and "Selling Securityholders."

     In order to comply with certain states' securities laws, if applicable, the shares may be sold in such jurisdiction only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

     INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

     EACH SELLING SECURITYHOLDER AND ANY BROKER EXECUTING SELLING ORDERS ON BEHALF OF THE SELLING SECURITYHOLDERS MAY BE DEEMED TO BE AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. COMMISSIONS RECEIVED BY ANY SUCH BROKER MAY BE DEEMED TO BE UNDERWRITING COMMISSIONS UNDER THE SECURITIES ACT.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is April 9, 1997

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copies thereof may be obtained, at prescribed rates, at the public reference facilities maintained by the Commission at the Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

     The Company has filed a Registration Statement on Form S-8 under the Securities Act covering the Common Stock included in this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement are not necessarily complete, and, in each instance reference is made to the copy of such document so filed.
Each such statement is qualified in its entirety by such reference.

     No person is authorized to give any information or make any representation other than those contained or incorporated by reference in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                     INFORMATION INCORPORATED BY REFERENCE

     The following documents have been previously filed by the Company with the Commission and are hereby incorporated by reference in this Prospectus: (i) the Company's Joint Proxy Statement-Prospectus included in the Registration Statement on Form S-4, File No. 33-93058, as filed pursuant to Rule 424(b) under the Securities Act; (ii) the Annual Report of the Company on Form 10-KSB for the fiscal year ended June 30, 1996; (iii) the Quarterly Reports of the Company on Form 10-QSB for the fiscal quarters ended September 30, 1996 and December 31, 1996; (iv) the Current Reports on Form 8-K, filed with the Commission on November 6, 1996, December 20, 1996 and January 3, 1997; and (vi) the description of the Company's Common Stock contained in the Company's Form 8-A filed under the Exchange Act. All other documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities described herein shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the respective dates such documents and reports are filed.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will cause to be furnished, without charge, to each person who receives this Prospectus, upon the written or telephonic request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference). Requests should be directed in writing to the Secretary, Intelligent Decision Systems, Inc., 2025 East Beltline Avenue SE, Suite 400, Grand Rapids, Michigan 49546 or by telephone at (616) 285-5830.



               DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus, including all documents incorporated by reference, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this prospectus (and in documents incorporated by reference), including without limitation, statements under "The Company," and "Risk Factors," regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors" and elsewhere in this Prospectus, including without limitation in conjunction with the forward-looking statements included in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

                                 RISK FACTORS

     Investment in the Common Stock offered hereby involves certain risks. In addition to the other information included elsewhere in this Prospectus, prospective investors should give careful consideration to the following factors before purchasing any shares of the Common Stock offered hereby. This Prospectus contains forward-looking statements which include risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus. See "Disclosure Regarding Forward-Looking Statements."

Limited Trading Market for Common Stock; Compliance with Blue Sky Laws

     The Common Stock is traded in the over-the-counter market through the OTC Bulletin Board under the symbol "IDSI." The trading market for the Common Stock of the Company has been extremely limited and sporadic. There can be no assurance that an active trading market will develop or be sustained. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such states, or unless an exemption from registration or qualification is available and is obtained. there can be no assurance that the sale of shares hereunder will qualify for registration or qualification in any state or that an exemption for such sale will be available or be able to be obtained.

Net Operating Losses; Expectation of Future Losses

    The Company has generated cumulative operating losses in the past and there can be no assurance that the Company will become profitable in the future. The continuing development and commercialization of the Company's products will require substantial expenditures. There can be no assurance that the Company's products will ever gain commercial acceptance or that the Company will ever generate significant revenues or achieve profitability.

     The Company is currently spending approximately $400,000 per month on the development of its products and its administrative structure and currently generates monthly cash flow of approximately $100,000 from leasing services and the sales and rental of its products. The prospective cash flows from sales of the interactive, multimedia computerized management business system for long term health care providers (the "Vision System") through the Company's marketing agreement with National Purchasing Corporation, a California corporation doing business as HPSI (the "HPSI Agreement"), and prospective cash flows from sales of the interactive, multimedia computerized management business system for physicians offices (the "Focus System") and cash flows from the Company's subsidiary's leasing activities are the Company's material sources of operational cash flow. The Company addresses its capital needs through financing negotiated by Neptune Technology Leasing Corp. (formerly named The Neptune Group, Inc.) ("Neptune"), a Michigan corporation and wholly owned subsidiary of the Company, and its own financial reserves. The Company can give no assurances that it will have sufficient working capital to maintain its operations for the next twelve months.

Period of Transition

     The Company is experiencing a period of transition as it emerges from its status as a development stage company. The transition has placed, and will continue to place, a significant strain on the Company's resources. The likelihood of success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the continuing development of a new business. If the Company is unable to manage the transition out of the development stage, the Company's business, competitive position, results of operations and financial condition will be materially and adversely affected.

     In April 1996 the Company completed a restructuring involving the merger of Resource Finance Group, Ltd., a Colorado corporation and the Company's parent corporation ("RFG"), with and into the Company and the merger of Digital Sciences, Inc., a Nevada corporation ("Old DSI"), with and into Digital Sciences, Inc., a wholly-owned subsidiary of the Company ("New DSI") (collectively, the "Mergers"), and the entire board of directors and the management has changed. See "Certain Recent Developments." The Company's ability to manage growth successfully will require the personnel of RFG and Old DSI to work together effectively and will require the Company to improve its operational, management and financial systems and controls. Prior to the consummation of the Mergers, Old DSI and RFG had been operated as separate, independent corporations. While Old DSI and RFG were engaged in related businesses and were parties to a joint operating agreement pursuant to which certain administrative, financial and other services were performed cooperatively, there can be no assurance that management of the Company will be able to integrate or allocate properly the two businesses on an economic basis or be able to oversee and implement successfully the business strategy of the Company after the Mergers. If the Company is unable to manage this transition effectively, the Company's business, competitive position, results of operation and financial condition will be materially and adversely affected.


Dependence on the Vision and Focus Systems; Uncertainty of Market Acceptance

     The Vision System and Focus System are currently the Company's primary products. The Company has only sold the Vision System and Focus System products in limited quantities and there can be no assurance that the Company's continuing efforts will be successful or that the Vision System, Focus System or any other product developed by the Company will be effective, capable of being manufactured at commercial quantities at acceptable costs, or successfully marketed. The Company expects that the Vision System and Focus System, when fully commercialized, will account for the majority of the Company's earnings for the foreseeable future. Because the Vision System and Focus System currently represent the Company's main product focus, if the Vision System and Focus System are not successful, the Company's business, financial condition and results of operation would be materially and adversely affected.

Dependence on Collaborative Relationships

     The Company is reliant on other companies for the marketing, sales and installation of the Vision System. There can be no assurances that the Company will be able to oversee and implement successfully the business strategy of the Company.

     The Company has minimal direct sales or marketing capability. The Company will rely on its internal sales team for the marketing and sales of the Focus System. The Company will rely on HPSI for sales of the Vision System. See "Certain Recent Developments." The failure or inability of HPSI to perform its obligations under the HPSI Agreement or to effectively sell or market the Vision System would have a material adverse effect on the Company. If the Company determines to broaden its business to provide the Vision System or other systems to users other than HPSI's clients, the Company will be required to develop the capabilities to commercialize and market its technologies itself or will be dependent on others to do so. Should the Company elect to commercialize and market its technologies itself, the Company would need to develop additional resources. There can be no assurance that it will be successful in developing these capabilities. Also, should the Company elect to obtain additional collaborative partners to assist in commercializing and marketing its technologies and the resultant products, there can be no assurance that the Company will be successful in reaching satisfactory arrangements with such third parties.

     The Company's ability to install and maintain the Vision System and Focus System is limited. The Company has entered into certain agreements with IBM Corporation (collectively, the "IBM Agreement") pursuant to which IBM installs and services the Vision System. The failure or inability of IBM to satisfactorily perform its obligations under the IBM Agreement or to adequately install and service the Vision System would have a material adverse effect on the Company.

Risk of Product Defects

     Software products as complex as those offered by the Company may contain defects or failures when introduced or when new versions are released. The Company may discover software defects in the Vision System, Focus System or its other products and may experience delays or lost revenues to correct such defects in the future. There can be no assurance that despite testing by the Company, errors will not be found in new products released after the commencement of commercial shipment, resulting in loss of market share or failure to achieve market acceptance. Any such occurrence could have a material adverse effect upon the Company's business, operating results or financial condition.

Products in Development

     The markets for the Company's existing and future computer software and hardware products are characterized by rapidly changing technology, evolving industry standards, frequent new product introductions and enhancements. The successful development and commercialization of new products involve many risks, including the identification of new product opportunities, the successful completion of the development process, and the retention and hiring of appropriate research and development personnel. The introduction of products embodying new technologies and the emergence of new industry standards could render the Company's existing products and products currently under development obsolete and unmarketable. The Company's future success will depend upon successfully developing and distributing the Focus System and the Vision System in connection with the HPSI Agreement, and thereafter upon its ability to enhance the Vision System and Focus System and to develop and introduce new products that keep pace with technological developments, respond to evolving end-user requirements and achieve market acceptance. Any failure by the Company to anticipate or respond adequately to technological developments or end-user requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness or revenues. There can be no assurance that products or technologies developed by others will not render the Company's products or technologies noncompetitive or obsolete or that the Company will not experience significant delays in introducing new products in the future, which could have a material adverse effect on the Company's results of operations. In addition, there can be no assurance the Company will be successful in developing and marketing new products or product enhancements on a timely basis or that new products or product enhancements developed by the Company will achieve market acceptance.

     In addition, the life cycle of the Company's products are difficult to predict due to the effect of new product introductions or product enhancements by the Company or its competitors, market acceptance of new or enhanced versions of the Company's products and competition in the Company's marketplace. Declines in the demand for the Vision System or Focus System, whether as a result of competition, technological change, price reductions or otherwise, could have a material adverse effect on the Company's business, operating results and financial condition.

Limited Production Capabilities

     The Company currently integrates various components into the Vision System and Focus System in limited quantities in Draper, Utah. However, the Company does not have experience in producing the Vision System and Focus System in commercial quantities. The Company may encounter difficulties in scaling up production of the Vision System and Focus System to meet customer demand, including problems involving production yields, quality control and assurance, components supply and shortages of qualified personnel. There can be no assurance that the Company will not encounter manufacturing difficulties, which could have a material adverse effect on the Company's business and financial condition and results of operation. Should the Company elect to obtain additional collaborative partners to assist in producing Vision Systems and Focus Systems in commercial quantities, there can be no assurance that the Company will be successful in reaching satisfactory arrangements with such parties.

Commercial/Consumer Acceptance of PICK Operating System

     The Company's Screenware software, which is used for the Vision System and Focus System, is designed to be used on a unique operating system called PICK. PICK is a multi-user, multi-tasking operating system which results in a less costly investment in hardware. In addition, PICK's operating system is itself a data base which results in a much faster system that is more user-friendly than most other operating systems and eliminates the need for purchasing a third party database. It is estimated that nearly 80% of the Fortune 1000 companies have PICK-based applications in their organizations. The Company's products are based on the PICK operating system. Any factors that adversely affect the availability or popularity of PICK in the market would have a material adverse effect on the Company's operating system. The Company has no control over the factors that affect the availability or commercial acceptance of the PICK operating system.

Competition

     A large number of companies compete in the computer software business, including the portion of the market targeted at developing and providing business management systems in which the Company will compete. Many of these companies have far greater capital, technical, personnel, marketing and other resources than the Company. Furthermore, there can be no assurance that these or other firms will not develop new or enhanced products and software systems that are more effective than any that have been or may be developed by the Company.

Importance of Intellectual Property

     The Company does not currently hold any Federal patent or copyright protection for its principal assets. Management of the Company may file for appropriate intellectual property protection in the future but there can be no assurance that such protection will be granted or that it will be adequate to deter misappropriation of the Company's technologies or that there will not be independent third party development of similar technologies. The Company's success and revenues will depend, in part, on its ability to obtain or license patents, protect trade secrets and operate without infringing on the proprietary rights of others.

     The Company has not in the past adhered to a disciplined regimen relating to the execution of confidential disclosure, proprietary rights and non-competition agreements with its vendors, customers, employees and consultants. Accordingly, there are significant risks that claims may be brought against the Company in the future for infringing on the proprietary rights of others. The Company is not aware of any infringement, and no such claims are currently pending against the Company.

     The patent and proprietary protection of software is highly competitive and involves complex legal and factual questions. There can be no assurance that any patents issued to the Company will provide it with competitive advantages or will not be challenged by others, or that the patents or proprietary rights of others will not have an adverse effect on the ability of the Company to do business. Furthermore, there can be no assurance that others will not independently develop similar products or, if patents are issued to the Company, that others will not design around such patents or proprietary rights. In addition, the Company may be required to obtain licenses to patents or other proprietary rights of other parties. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to the Company, if at all. If the Company does not obtain such licenses, it could encounter delays in product market introductions while it attempts to design around such patents, or could find that the development, manufacture or sale of products requiring such licenses could be foreclosed. In addition, the Company could experience a loss of revenues as well as incur substantial costs in defending itself and indemnifying its partners in suits brought against it or one or more of them on such patents or proprietary rights or in suits in which the Company's patents or proprietary rights may be asserted by it against another party. Further, there can be no assurance that any patent obtained or licensed by the Company will be held valid and enforceable if challenged by another party.

Dividends

     Neither the Company nor its predecessor has ever paid cash dividends on shares of its Common Stock, and the Company does not intend to pay any dividends in the foreseeable future. The Company intends to reinvest earnings, if any, in the development of its business.

Dependence on Key Employees

     The Company's success will depend, to a significant extent, on the Company's Chief Executive and Financial Officer, and President, Mark A. Babin, New DSI's President, Chief Executive Officer and Treasurer, David A. Horowitz, and New DSI's Executive Vice President, Chief Science Officer and Secretary, Robert B. Hyte, and on other members of its senior management. Mr. Hyte is the creator of the Screenware Software which operates on the PICK operating system upon which New DSI's existing software is based, and upon which the Company's software is based. The Company maintains "key-man" life insurance on the life of Mr. Hyte but does not maintain "key-man" life insurance on the lives of Messrs. Babin or Horowitz. The loss of the services of Mr. Babin, Mr. Horowitz or Mr. Hyte or any of its other key employees, could have a material adverse effect on the Company. The Company's future success will also depend largely upon its ability to attract and retain other highly qualified personnel. There can be no assurance that the Company will be successful in attracting and retaining such personnel.

Possible Volatility of Stock Price

     The market price of the Company's common stock has been volatile. Future announcements concerning the Company or its competitors, quarterly variations in operating results, announcements of technological innovations, the introduction of new products or changes in product pricing policies by the Company or its competitors, litigation relating to proprietary rights or other litigation, changes in earnings estimates by analysts or other factors could cause the market price of the Common Stock to fluctuate substantially. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market price for the common stock of technology companies and that have often been unrelated to the operating performance of particular companies. These broad market fluctuations may also adversely affect the market price of the Company's common stock. In certain circumstances, following periods of volatility in the market price of a company's securities, securities class action litigation has occurred against the issuing company. There can be no assurances that such litigation will not occur in the future with respect to the Company. Such litigation could result in substantial cost and divert management's attention and resources, which could have a material and adverse effect on the Company's business, financial condition and results of operation.

Potential Dilution

     Certain events, including the issuance of additional shares of Common Stock upon the exercise or conversion of outstanding options and warrants of the Company, could result in substantial dilution of the Common Stock. Such options, warrants and other rights are exercisable at per share prices ranging from $.50 to $20.00 per share and most are exercisable through the year 2000. The issuance of 3,153,400 and 8,494,651 additional shares of Common Stock underlying such warrants and options, respectively, and the potential "overhang" of such shares on the market could adversely affect the prevailing market price of the Company's Common Stock and would substantially dilute the ownership percentage of holders of Common Stock.

SEC Investigation of Regulation S Offerings

     The Company is being investigated by the staff of the Commission. Management of the Company believes that this investigation primarily concerns certain offerings in 1994 and earlier of the common stock of the Company's predecessor, RFG, to overseas investors made by RFG in reliance upon Regulation S under the Securities Act, but may relate to other operational matters as well. Although the management of the Company believes that the Company has not engaged in any wrongdoing, there can be no assurances as to the outcome of any such investigation.

                                  THE COMPANY

     The Company is a holding corporation formed under the laws of Delaware. The Company's primary operations, the development and marketing of its Vision System and Focus System and the leasing of these systems, are conducted through its wholly owned subsidiaries, Digital Sciences, Inc., a Delaware corporation formerly known as DSI Acquisition Corp. ("DSI"), and Neptune Technology Leasing Corp. respectively. Both the Company and DSI were formed in June 1995 in connection with the merger (the "Merger") of Resource finance Group, Ltd. ("RFG") and Digital Sciences, Inc., a Nevada corporation ("Old DSI"). Under the terms of the Merger, which was effective on April 1, 1996, (i) Old DSI merged with and into DSI, and (ii) RFG merged with and into the Company. Also on April 1, 1996, the Company issued 7,314,636 shares of Common Stock in exchange for all of the outstanding capital stock of Old DSI. These shares were registered on a Form S-4 Registration Statement that was declared effective by the Commission in February, 1996.

     RFG was incorporated in August 1991 under the laws of the State of Colorado. From inception until April 15, 1993, RFG attempted to engage in the business of financing equipment for operators of South American mines, which efforts ceased April, 1993.

      On June 30, 1993, RFG acquired all of the assets of Digital Video Graphics, Inc., a Michigan corporation then doing business as ONYX Systems, Ltd. ("ONYX"), owned by Joseph J. Walsh and James M. Keller, Jr. The assets involved included equipment, inventory, customer relationships and other business intangibles. The acquired company possessed relationships with established customers and vendors in the commodity computer hardware business. The purchase was financed by promissory notes totaling $26,500 issued to the previous owners and the assumption of the acquired company's liabilities which were $315,153. The acquisition was effected, to, among other things, leverage ONYX's relationships with other computer and hardware suppliers and similar networks.

      In 1993, RFG entered into a supply agreement with Crutchfield Corporation, a large electronics catalogue company, which called for sales of RFG's Onyx personal computer under the Crutchfield name. Approximately $3 million of these sales were made during fiscal 1994, accounting for 43% of RFG's revenues during fiscal 1994. Early in fiscal 1995, RFG permitted the agreement to lapse by its terms, due to increasing losses.

     During fiscal 1994, RFG attempted to sell its multimedia line of computers through the establishment of a telemarketing and customer service operation. RFG discontinued these efforts in December, 1994. Subsequently, RFG briefly entered the wholesale computer component business, incurred losses, and ceased its efforts later in fiscal 1994. In fiscal 1994, RFG opened a retail computer store named "Floppy Joe's" in Grand Rapids, Michigan, and closed the operation in January, 1995 after experiencing losses.

     In May, 1994, RFG entered into an agreement with Old DSI to acquire Old DSI's intellectual property ("Screenware") for 1 million shares of RFG's common stock. Under this agreement, RFG retained voting rights over those shares for a two year period. RFG then licensed Screenware to Old DSI for 99 years, but retained the right to 30% of all revenues from projects performed using Screenware that were arranged by RFG, and 5% of all revenues derived from any other use of Screenware.

     Additional infusions of equity occurred during fiscal 1994 via a series of private placements. Gross proceeds from these offerings were in excess of $2 million in equity capital, which had been substantially utilized as of December 31, 1994.

     In August, 1994, RFG entered into an agreement (the "Consortium Agreement") with Old DSI and National Purchasing Corporation ("NPC") that provided for the development and distribution of computerized business systems designed specifically for the long term health care industry. Nursing homes form the greater part of this market segment.

     In April, 1995, RFG agreed to provide Old DSI with software programming, accounting and other administrative services in return for funding of these services.

     In August, 1995, RFG and Old DSI entered into a Joint Operating Agreement pursuant to which RFG and Old DSI would cooperate in sharing the costs of certain operational matters. Under the Joint Operating Agreement, RFG provided Old DSI with accounting, financial reporting, payroll and administrative services and programmers on a subcontracted basis and Old DSI provided RFG with funds adequate to cover the costs of maintaining RFG's corporate, legal, financial, accounting and administrative capabilities. The Joint Operating Agreement was terminated as of April 1, 1996, effective the date of the merger (the "Merger") of Old DSI with RFG's successor corporation, IDSI.

     On June 28, 1996, IDSI purchased substantially all the assets of The Neptune Group, Inc. ("TNG") and those of its subsidiaries. The assets purchased consisted of primarily cash, accounts receivable and notes receivable, the total value of which is approximately $1.73 million. IDSI issued 750,000 restricted shares of common stock to TNG for those assets and assumed certain liabilities, which totaled approximately $0.25 million. IDSI agreed to file a registration statement covering the stock issued to TNG by September 30, 1996, and TNG agreed not to sell those shares for a period of one year after the closing date of the transaction.

     On June 28, 1996, IDSI privately placed 1,631 shares of its Series A Convertible Preferred Stock at a per share price of $1,000 for net proceeds of $1,500,520. The preferred shares are convertible into common shares of IDSI after the following dates: one-third on or after August 17, 1996, an additional one-third on or after September 11, 1996 and the final one-third on or after October 6, 1996. These shares are convertible at 78% of the average market price of IDSI common stock for the five days immediately prior to conversion. All of the preferred shares have been converted into Common Stock. The Company formed a wholly owned subsidiary which is now named Neptune Technology Leasing Corp. Neptune Technology Leasing Corp. owns lease agreements for its own account and also performs lease brokering services for large financing companies. Neptune Technology Leasing Corp. writes leases resulting from installations of the Vision Systems and Focus Systems.

     On October 29, 1996, the Company finalized an agreement to retain the services of James N. Lane, R. Wayne Fritzsche and Anthony Kamin. They will advise the Company on strategic planning, licensing, technical issues, identify strategic alliances/partners and assist in the development of business opportunities. The Company has also agreed to appoint two of the above individuals (or their designee) to two seats on the board of directors of the Company, subject to certain conditions and limitations.

     On December 11, 1996, the Company increased the size of its Board of Directors from five members to seven and added R. Wayne Fritzsche to fill one of the vacancies.

     On December 30, 1996, the Company dismissed the auditing firm of Wilber & Townshend, P.C. and approved the engagement of Coopers & Lybrand as principal auditor for the Company. In connection with the audits of the two fiscal years ended June 30, 1995 and 1996, and the subsequent interim period through December 30, 1996, there were no disagreements with Wilber & Townshend, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and said firm has not advised the registrant of any reportable events. The accountants' report of Wilber & Townshend, P.C. on the consolidated financial statements of Intelligent Decision Systems, Inc. and subsidiaries as of and for the year ended June 30, 1996 and of Resource Finance Group, Ltd. and subsidiaries for the year ended June 30, 1995 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.


                              USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. The Company will pay the costs of this offering, which are estimated to be $4,000.

                            SELLING SECURITYHOLDERS

     The following table sets forth certain information as of April 1, 1997 with respect to the Selling Securityholders. The shares to be sold by the Selling Securityholders represent shares of Common Stock currently owned by the Selling Securityholders or which may be acquired by them upon exercise of the Options.


Beneficial ownership after this offering will depend on the number of shares of Common Stock actually sold by the Selling Securityholders.

                           Shares of Common Stock      Shares of       Shares of Common Stock
Name of                   Beneficially Owned Prior    Common Stock    Beneficially Owned After
Securityholder                to the Offering        Offered Hereby       the Offering(1)

                           Number      % of Class       Number         Number     Percent

Eugene Feher(2)           169,275(5)      1.2%          14,275        155,000(5)   1.1%

Jonathan Preiser(3)       216,275(5)      1.5%          14,275        202,000(5)   1.4%

Scott Preiser(4)          169,275(5)      1.5%          14,275        155,000(5)   1.1%



(1) Assumes that the Selling Securityholders dispose of all of the shares of Common Stock covered by this Prospectus and do not acquire any additional shares of Common Stock.

(2) Eugene Feher has served as President of the Company's subsidiary, Neptune Technology Leasing Corp. since June 28, 1996. Prior to that time Mr. Feher was employed by the Neptune Group, Inc. (a leasing company) since November of 1993 and served as vice president.

(3) Jon Preiser has served as Vice President of the Company's subsidiary, Neptune Technology Leasing Corp. since June 28, 1996. Prior to that time Mr. Feher was employed by the Neptune Group, Inc. (a leasing company) since November of 1993 and served as vice president.

(4) Scott Preiser has served as Vice President of the Company's subsidiary, Neptune Technology Leasing Corp. since June 28, 1996. Prior to that time Mr. Feher was employed by the Neptune Group, Inc. (a leasing company) since November of 1993 and served as vice president.

(5) Includes 90,000 shares of the Company's Common Stock underlying a Warrant, 40,000 shares of the Company's Common Stock underlying an Option and 25,000 shares of the Company's Common Stock underlying an Option.

                           DESCRIPTION OF SECURITIES

     The Company has authorized 30,000,000 shares of common stock ("Common Stock") and 1,000,000 of preferred stock ("Preferred Stock"). As of the date of this Prospectus, 14,463,565 shares of Common Stock were issued and outstanding and 1,631 shares of Preferred Stock were issued and cancelled and 0 shares of Preferred Stock remain outstanding.

     The Company's Board of Directors has the authority, without further action by the shareholders, to issue additional shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of unissued shares of Preferred Stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the shareholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders, may discourage bids for the Company's Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of and other rights of the holders of Common Stock.

     The following summary of certain provisions of the Common Stock and Preferred Stock does not purport to be complete and is subject to, and is qualified in its entirety by, the Certificate of Incorporation of the Company and the Bylaws of the Company and by the provisions of applicable law.

Common Stock

     Holders of Common Stock are entitled to one vote per share on all matters on which shareholders are entitled to vote. Subject to the rights of holders of any class or series of shares, including holders of Preferred Stock, having a preference over the Common Stock as to dividends or upon liquidation, holders of Common Stock are entitled to such dividends as may be declared by the Company's Board of Directors out of funds lawfully available therefor, and are entitled upon liquidation to receive pro rata the assets available for distribution to shareholders. Holders of the Common Stock have no preemptive, subscription or conversion rights. The Common Stock is not subject to assessment and has no redemption provisions.

Options

     The Company has outstanding options to purchase a total of 8,494,651 shares of the Company's Common Stock at exercise prices which range from $.50 to $20.00 per share. The options have expiration dates which range from 1997 to 2002.

Warrants

     The Company has outstanding warrants to purchase a total of 3,153,400 shares of the Company's Common Stock at exercise prices which range from $.50 to $4.00 per share. The warrants have expiration dates which range from 1998 to 2001.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for the Common Stock is American Securities Transfer, Incorporated. Their address is America Securities Transfer, Inc., P.O. Box 1596, Denver, CO 80201.

                             PLAN OF DISTRIBUTION

     The  Common   Stock   offered   hereby  is  being   sold  by  the   Selling
Securityholders acting as principal for their own accounts. The Company will receive none of the proceeds from such offering.

     The   distribution   of  the  shares  of  Common   Stock  by  the   Selling
Securityholders is not subject to any underwriting agreement. The Company expects that the Selling Securityholders will sell the shares covered by this Prospectus through customary brokerage channels, either through broker-dealers acting as principals, who may then resell the shares in the over-the-counter market, or at private sales or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling shares through broker-dealers, and such broker-dealers will receive compensation in the form of commissions from the Selling Securityholders and/or the purchasers of the Common Stock for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Securityholders and any broker-dealers that participate with such Selling Securityholders in the distribution of the Common Stock may be deemed to be underwriters and any commission received by such broker-dealers and any profit on resale of the Common Stock sold by them might be deemed to be underwriting discounts or commissions under the Securities Act. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other similar expenses incurred by any Selling Securityholder will be borne by such Selling Securityholder.

     The Selling Securityholders are not restricted as to the price or prices at which they may sell the Common Stock. Sales of shares of the Common Stock at less than market prices may depress the market price of the Company's Common Stock. The amount of shares of Common Stock to be sold hereunder by any Selling Securityholder, and any other person with whom he is acting in concert for the purpose of selling securities of the registrant, cannot exceed during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the shares by the Selling Securityholders.

     In order to comply with certain states' securities laws, if applicable, the shares may be sold in such jurisdiction only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.


                                   EXPERTS

     Certain financial statements of Intelligent Decision Systems, Inc. are incorporated by reference in this Prospectus from the Company's Form 10-KSB for the fiscal year ended June 30, 1996 which have been audited by Wilber & Townshend, P.C., independent certified public accountants, as indicated in their report with respect thereto, and included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.


                                 LEGAL MATTERS

     The validity of the shares offered under the Registration Statement of which this Prospectus is a part will be passed upon for the Company by Snell & Wilmer L.L.P., special counsel to the Company.

=========================================         =============================
No dealer, sales representative or other
person has been authorized to give any
information or to make any  representation
not contained in this Prospectus and,
if given or made, such  information or                   42,825 Shares of
representations  must not be relied upon                  Common Stock
as having been authorized by the Company,
the Selling  Securityholders,  or any
other person. This Prospectus does not
constitute an offer of any securities                  INTELLIGENT DECISION
other than those to which it relates or                   SYSTEMS, INC.
an offer to sell, or a  solicitation of
an offer to buy, to any person in any
jurisdiction where such an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.


                                                       _________________

                                                          PROSPECTUS
                                                       _________________
           ____________

        TABLE OF CONTENTS

                                    Page


Available Information................4
Information Incorporated
  by Reference.......................4
Risk Factors.........................6
The Company..........................12
Use of Proceeds......................13
Selling Securityholders..............14
Description of Securities............15
Plan of Distribution  ...............16
Experts..............................16
Legal Matters........................16



                                                       April 9, 1997




=========================================         =============================

                                       PART II
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

      The following documents are incorporated by reference in this Registration
Statement  of  Intelligent  Decision  Systems,   Inc.,  a  Delaware  corporation
("Company"), and in the related Section 10(a) prospectus:

      (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996;

      (b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1996 and December 31, 1996;

      (c) The Company's Current Reports on Form 8-K filed on November 6, 1996, December 20, 1996 and January 3, 1997.

      (d)   Description   of  the  Company's  Common   Stock  included  in   the
            Registration Statement on Form S-4 filed on February 7, 1996, SEC File No. 33-93058.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement, and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Officers and Directors.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interests, and for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directly actually and reasonably incurred.

         In accordance with the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its respective securityholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its securityholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         Article VIII of the Amended By-Laws of the Company provides for indemnification of directors, officers and employees as follows:

         Each Director and officer of the Corporation now or hereafter serving as such shall be indemnified by the Corporation against any and all claims and liabilities to which he or she has or may become subject by reason or serving or having served as such Director or officer, or by reason of any action alleged to have been taken, omitted, neglected as such Director or officer and the Corporation shall reimburse each such person for all legal expenses reasonably incurred in connection with any such claim or liability or wrong payments made by him or her in satisfaction of such claim or claims, either by compromise or in satisfaction of judgment. No such person shall be indemnified against, or be reimbursed for any expense or payments incurred in connection with, any claim or liability established to have arisen out of his own willful misconduct or gross negligence.

         The right of indemnification hereinabove provided for shall not be exclusive of any right to which any Director or officer of the Corporation may otherwise be entitled by law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit Index located at Page 22

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Rapids, Michigan, on the date below.


DATED: April 9, 1997                      INTELLIGENT DECISION SYSTEMS, INC.


                                             By  /s/  Mark A. Babin
                                               ---------------------------------
                                               Mark A. Babin, President and CEO


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.

  Signature                         Title                          Date


/s/ Mark A. Babin             President, Chief Executive       April 9, 1997
---------------------         Officer, Chief Financial and
Mark A. Babin                 Accounting Officer and Director


/s/ Raymond F. Blue           Director                         April 9, 1997
---------------------
Raymond F. Blue


/s/ David A. Horowitz         Chairman of the Board            April 9, 1997
---------------------         and Director
David A. Horowitz


/s/ Robert B. Hyte            Director                         April 9, 1997
---------------------
Robert B. Hyte


/s/ James M. Keller, Jr.      Director, Secretary, and         April 9, 1997
------------------------      Treasurer
James M. Keller, Jr.


/s/ R. Wayne Fritzsche        Director                         April 9, 1997
----------------------
R. Wayne Fritzsche

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933





                                    EXHIBITS


                       INTELLIGENT DECISION SYSTEMS, INC.
               (Exact name of registrant as specified in charter)


                                  EXHIBIT INDEX

     The following exhibits are included as part of this registration statement. References to the "Company" in this Exhibit Index mean INTELLIGENT DECISION SYSTEMS, INC., a Delaware corporation.

 4.1     Employment Agreement - Eugene Feher................................. 23
 4.2     Employment Agreement - Jon Preiser.................................. 28
 4.3     Employment Agreement - Scott Preiser................................ 33
 4.4     Employment Contract Modification.................................... 38
 4.5     Non-Statutory Stock Option Agreement Dated March 7, 1997
         between the Registrant and Eugene Feher............................  40
 4.6     Non-Statutory Stock Option Agreement Dated March 7, 1997
         between the Registrant and Jon Preiser.............................  46
 4.7     Non-Statutory Stock Option Agreement Dated March 7, 1997
         between the Registrant and Scott Preiser...........................  52
 5.1     Opinion of Snell & Wilmer L.L.P., counsel to registrant............. 58
 23.1    Consent of Wilber & Townshend, P.C., independent accountants........ 60
 23.2    Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)




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